Investor Presentation Second Quarter 2024 July 24, 2024 Ronald J. Nicolas, Jr. Sr. EVP & Chief Financial Officer rnicolas@ppbi.com 949-864-8000 Steve Gardner Chairman, Chief Executive Officer, & President sgardner@ppbi.com 949-864-8000

2 © 2024 Pacific Premier Bancorp, Inc. | All rights reserved FORWARD LOOKING STATEMENTS AND WHERE TO FIND MORE INFORMATION Forward Looking Statements This investor presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Pacific Premier Bancorp, Inc. (“PPBI” or the “Company”), including its wholly-owned subsidiary Pacific Premier Bank (“Pacific Premier” or the “Bank”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on PPBI’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, stockholder value creation, capital management, tax rates and acquisitions we have made or may make. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect PPBI’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; recent adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity and regulatory responses to these developments; the effects of, and changes in, our ability to attract and retain deposits and access to other sources of liquidity; trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; interest rate, liquidity, economic, market, credit, operational and inflation/deflation risks associated with our business, including the speed and predictability of changes in these risks; Business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic markets; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the impact of changes in financial services policies, laws and regulations, including those concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies; compliance risks, including any increased costs of monitoring, testing, and maintaining compliance with complex laws and regulations; the effectiveness of our risk management framework and quantitative models; changes in the level of our nonperforming assets and charge-offs; the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the U.S. Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible credit related impairments of securities held by us; possible impairment charges to goodwill, including any impairment that may result from increasing volatility in our stock price; the impact of governmental efforts to restructure the U.S. financial regulatory system, including any amendments to the Dodd-Frank Wall Street Reform and Consumer Protection Act; recent or future changes in the FDIC insurance assessment rate; changes in consumer spending, borrowing and savings habits; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; the possibility that we may reduce or discontinue the payments of dividends on our common stock; the possibility that we may discontinue, reduce or limit repurchases of common stock; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, including the war between Russia and Ukraine, and the war in the Middle East, which could impact business and economic conditions in the United States and abroad; public health crises and pandemics, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; climate change, including regulatory, compliance and credit and reputational risks; cybersecurity threats and the cost of defending against them; natural disasters, earthquakes, fires and severe weather; unanticipated regulatory or legal proceedings; and our ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's 2023 Annual Report on Form 10-K and other filings filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Non-U.S. GAAP Financial Measures This presentation contains non-U.S. GAAP financial measures. For purposes of Regulation G promulgated by the SEC, a non-U.S. GAAP financial measure is a numerical measure of the registrant’s historical or future financial performance, financial position or cash flows that excludes amounts or is subject to adjustments that have the effect of excluding amounts that are included in the most directly comparable measure calculated and presented in accordance with U.S. GAAP in the statement of income, statement of financial condition or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented in this regard. U.S. GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, PPBI has provided reconciliations within this presentation, as necessary, of the non-U.S GAAP financial measures to the most directly comparable U.S. GAAP financial measures. For more details on PPBI’s non-U.S. GAAP measures, refer to the Appendix in this presentation.

3 © 2024 Pacific Premier Bancorp, Inc. | All rights reserved PRESENTATION CONTENTS Corporate Overview 4 Second Quarter Performance Highlights 6 Balance Sheet Highlights 9 Asset Quality & Credit Risk Management 16 Loan Metrics 21 Strategy and Technology 30 Culture and Governance 33 Appendix: Non-GAAP Reconciliation 38

PPBI Corporate Overview

5 © 2024 Pacific Premier Bancorp, Inc. | All rights reserved Balance Sheet and Capital Ratios(2) Profitability and Credit Quality(2) Assets $18.3 billion ROAA 0.90% Loans HFI(4) $12.5 billion PPNR ROAA(3) 1.23% TCE / TA(3) 11.41% Efficiency Ratio(3) 61.3% Tier 1 Capital Ratio 15.89% NPA / Assets 0.28% Total Capital Ratio 19.01% ACL / Loans 1.47% Premier commercial bank in key metropolitan areas throughout the Western U.S. 1. Market data as of July 23, 2024 2. As of or for the three months ended June 30, 2024 3. Please refer to non-U.S. GAAP reconciliation in the appendix 4. Excludes the basis adjustment associated with the application of hedge accounting on certain loans 2Q24 Financial Highlights PACIFIC PREMIER BANCORP, INC. Corporate Overview & Market Data Branch Network 58 Full Service Branch Locations Market Capitalization(1) $2.7 Billion Dividend Yield(1) 4.66% P/TBV(1) 1.39x Pacific Premier Footprint 8 2 Arizona Phoenix (1) Tucson (2) 3 Nevada Las Vegas (1) 1 Southern California Los Angeles-Orange (21) San Diego (5) Riverside-San Bernardino (9) 35 Central Coast California San Luis Obispo (7) Santa Barbara (2) 9 Pacific Northwest Seattle MSA (7) Other Washington (1) Portland MSA (2)

Second Quarter Performance Highlights

7 © 2024 Pacific Premier Bancorp, Inc. | All rights reserved Q2 2024 RESULTS 1. Non-U.S. GAAP measure, refer to the Non-GAAP reconciliation in the appendix for more information 2. Includes federally-insured deposits, $819 million of collateralized municipal deposits, and $45 million of privately insured deposits 3. Excludes the basis adjustment associated with the application of hedge accounting on certain loans 4. Including fair value net discount on acquired loans 5. Total unused borrowing capacity of $8.6 billion at June 30, 2024 and includes $245 million of unpledged US Treasurys with maturity date of twelve months or less Operating Results • Net income of $41.9 million, or $0.43 per diluted share • 2Q 2024 results; PPNR ROAA of 1.23%(1), ROAA of 0.90%, and ROATCE of 8.92%(1) • Net interest margin of 3.26% in Q2 2024 • Efficiency ratio of 61.3%(1) and noninterest expense decreased to $97.6 million compared to Q1 2024 Loans • Loan portfolio of $12.5 billion(3) • 2Q 2024 loan yields of 5.30% • Loan / deposit ratio of 85.4%, non-interest bearing deposits totaled 31.6% of total deposits • Quarterly loan production of $151 million Deposits • Total deposits of $14.6 billion, cost of funds increased to 1.86% • Non-maturity deposits of $12.2 billion, or 83.7% of total deposits • Average cost of non-maturity deposits of 1.17%(1); spot cost of non-maturity deposits of 1.25% • 2Q 2024 insured and collateralized deposits(2) comprised 67% of total deposits Capital & Liquidity • Tangible common equity to tangible assets increased to 44 bps to 11.41%(1) • Tangible book value per share increased $0.25 to $20.58(1) • Total available liquidity of $9.8 billion at June 30, 2024(5), including ample cash position of $901 million Asset Quality • Delinquent loans were 0.14% of total loans held for investment • Nonperforming assets were 0.28% of total assets • Net charge-offs of $10.3 million or 0.08% as a percentage of average total loans • ACL for LHFI of $183.8 million, or 1.47% of loans; total loss absorption capacity equals 1.78% of loans(4)

8 © 2024 Pacific Premier Bancorp, Inc. | All rights reserved ACCUMULATING CAPITAL Consolidated PPBI Capital Ratios • Q2 2024 capital levels significantly exceed well-capitalized regulatory requirements and provide capital management flexibility 1. Non-U.S. GAAP measure, refer to the Non-GAAP reconciliation in the appendix for more information Consolidated PPBI Pacific Premier Bank Tangible Common Equity Ratio(1) 11.41% 9.59% 8.52% Leverage Ratio 11.87% 10.90% 9.90% Common Equity Tier 1 Ratio (CET1) 15.89% 14.34% 11.91% Tier 1 Ratio 15.89% 14.34% 11.91% Total Capital Ratio 19.01% 17.24% 14.41% Leverage Ratio 13.42% 12.15% 11.41% Common Equity Tier 1 Ratio (CET1) 17.97% 15.99% 13.72% Tier 1 Ratio 17.97% 15.99% 13.72% Total Capital Ratio 19.22% 17.05% 14.54% Q2 2024 Q2 2023 Q2 2022 9.90% 11.91% 11.91% 14.41% 10.90% 14.34% 14.34% 17.24% 11.87% 15.89% 15.89% 19.01% Tier 1 Leverage Ratio CET1 Ratio Tier 1 Ratio TRBC Ratio 2Q22 2Q23 2Q24

PPBI Balance Sheet Highlights

HIGH QUALITY DEPOSIT FRANCHISE

Total Deposits of $14.7 billion as of June 30, 2024

(dollars in thousands)	Balance[(1)]	% of Total	Avg. Cost of Deposits[(2)]	Spot Cost of Deposits
Noninterest-bearing demand	$ 4,616,124	32%	0.00%	0.00%
Interest-bearing demand	2,776,212	19%	1.49%	1.53%
Money market / savings	4,844,585	33%	2.01%	2.28%
Total non-maturity deposits	12,236,921	84%	1.17%	1.25%
Retail certificates of deposit	1,906,552	13%	4.64%	4.70%
Wholesale/brokered certificates of deposit	484,181	3%	4.82%	4.60%
Total maturity deposits	2,390,733	16%	4.68%	4.68%
Total deposits	**$ 14,627,654**	**100%**	**1.73%**	**1.81%**

Relationship-based core deposits

- Well-diversified and granular customer base with low-cost transaction deposits reflects our relationship-based business model
- Non-maturity deposits comprise 83.7% of total deposits
- Non-maturity deposit costs of 1.17%[(3)], 22% cumulative beta 4Q21-2Q24
- Uninsured and uncollateralized deposits 33% of total deposits as of June 30, 2024

Quarterly Average Cost of Total Deposits Trend Relative to Fed Funds Rate

Total Average Cost of Deposits = 32% Cumulative Beta 4Q21-2Q24



0.33
1.58
3.08
4.33
4.83
5.08
5.33
5.33
5.33
5.33
0.04
0.06
0.22
0.58
0.94
1.27
1.50
1.56
1.59
1.73
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
Federal Funds Rate
Cost of Total Deposits

Deposits Detail as of June 30, 2024

Average Length of Commercial and Consumer Banking Relationship[(4)] = 13.3 years



Interest-bearing Non-maturity deposits, 52%
Cost of non-maturity deposits: 1.17%
Retail CDs, 13%
Brokered Deposits, 3%
Noninterest-bearing Deposits, 32%

1. As of June 30, 2024
2. Quarterly average cost
3. Please refer to the non-U.S. GAAP information in the appendix
4. Excludes Commerce Escrow and Exchange, HOA and Pacific Premier Trust relationships

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved

10

STRONG LIQUIDITY POSITION

Quarterly Period-end Cash Balance Trends ($ in millions)[2]



Cash and AFS Securities
Cash & AFS / Total Assets
$3,477
$3,316
$2,077
$2,184
$2,221
16.8%
16.4%
10.9%
11.6%
12.1%
2Q23
3Q23
4Q23
1Q24
2Q24

Well-positioned with enhanced liquidity

- Ample cash of $901 million at June 30, 2024
- Reduced brokered deposits by $88 million in 2Q24
- Total liquidity coverage ratio of 2.0x to uninsured and uncollateralized deposits[1][3]
- Significant secondary sources of liquidity with total liquidity of $9.8 billion[3]

Sources of Liquidity as of June 30, 2024[3]

($ in millions)		June 30, 2024
Cash and Cash Equivalents	$	901
Short-term US Treasurys[3]		245
On Balance Sheet Liquidity		1,146
Additional Sources of Liquidity		
Unused FHLB Borrowing Capacity	$	4,887
Correspondent Banks		390
FRB Discount Window		3,370
Total Unused Borrowing Capacity	**$**	**8,647**
Total Liquidity	**$**	**9,793**

2Q24 Liquidity / Uninsured & Uncollateralized Deposits ($ in billions)[1][3]



2.0x Coverage
$9.8
$4.9
Total Liquidity
Estimated Uninsured & Uncollateralized Deposits

1. Uninsured and uncollateralized deposits estimated as total deposits less federally-insured deposits, $819 million of collateralized municipal deposits, and $45 million of privately insured deposits
2. Also includes interest-bearing time deposits with financial institutions
3. Based on approved borrowing capacity as of June 30, 2024; Represents $245 million of unpledged US treasurys with maturity of 12 months or less

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved

11

WELL STRUCTURED LOAN PORTFOLIO

Loans Outstanding by Type and Weighted Average Rate[1]

	As of June 30, 2024		
	Balance	% of Total	Weighted Average Rate[1]
Investor real estate secured			
CRE non-owner occupied	$ 2,245,474	18.0 %	4.77%
Multifamily	5,473,606	43.8	4.02%
Construction and land	453,799	3.6	9.00%
SBA secured by real estate[2]	33,245	0.3	9.26%
Total investor real estate secured	8,206,124	65.7	4.52%
Business real estate secured			
CRE owner-occupied	2,096,485	16.8	4.40%
Franchise real estate secured	274,645	2.2	4.79%
SBA secured by real estate[3]	46,543	0.4	8.92%
Total business real estate secured	2,417,673	19.4	4.53%
Commercial loans			
Commercial and industrial	1,554,735	12.3	7.09%
Franchise non-real estate secured	257,516	2.1	5.10%
SBA non-real estate secured	10,346	0.1	9.93%
Total commercial	1,822,597	14.5	6.83%
Retail Loans			
Single family residential	70,380	0.6	7.71%
Consumer	1,378	0.0	9.64%
Total retail loans	71,758	0.6	7.73%
Total loans held for investment	**$ 12,518,152**	**100.2 %**	**4.88%**
Basis adjustment associated with fair value hedge	(28,201)	(0.2)	
Total loans held for investment	**$ 12,489,951**	**100.0 %**	

Note: All dollars in thousands, unless noted otherwise
Note: SBA loans are unguaranteed portion and represent approximately 25% of principal balance for the respective borrower

New Commitments and Prepay / Payoff Trends[4]



New Commitments
Amort. / Payoff / Prepay
EOP Loan Portfolio WAIR
4.73%
4.76%
4.87%
4.91%
4.88%
$583
$370
$423
$359
$447
$148
$68
$128
$46
$151
2Q23
3Q23
4Q23
1Q24
2Q24

June 30, 2024 Loan Repricing Structure[5]



Adjustable 45%
Variable 26%
Fixed 18%
Fixed with Variable Swap 11%

1. As of June 30, 2024 and excludes the impact of fees, discounts and premiums
2. SBA loans that are collateralized by hotel real property
3. SBA loans that are collateralized by real property other than hotel real property
4. Dollars in millions, Payoff & Prepayment includes prepayments, maturities and normal amortization.
5. As of June 30, 2024, and includes $1.35 billion of variable swaps on fixed rate loans, Loan balances reflect unpaid principal balance and do not include capitalized costs and fees

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved

12

HIGH PERFORMING LOAN PORTFOLIO

Loans Outstanding by Type[1]



Other Commercial and Business 5%
Consumer 1%
Construction and land 4%
CRE non-owner occupied 18%
CRE owner-occupied 17%
Commercial and industrial 12%
Multifamily (<10 Units) 8%
Multifamily (11-25 Units) 13%
Multifamily (26-50 Units) 8%
Multifamily (51-100 Units) 8%
Multifamily (101+ Units) 6%
$12.5 Billion

Diversified loan portfolio

- Granular loan portfolio reflects deep and long-tenured client relationships – we lend to well-established businesses and real estate operators.
- Conservative, cash-flow lender with a long history of proactive and effective credit risk management.
- Commercial loans with diverse set of industries across Western U.S.

Commercial & Business Loans by Industry[2]



Other 5%
Agriculture, Forestry, Fishing and Hunting 3%
Construction 11%
Manufacturing 10%
Other Services (except Public Administration) 8%
Health Care & Social Assistance 8%
Real Estate & Rental & Leasing 6%
Retail Trade 6%
Wholesale Trade 5%
Educational Services 5%
Professional, Scientific, & Technical Services 4%
Public Administration 4%
Finance & Insurance 7%
Arts, Entertainment, & Recreation 2%
Accommodation & Food Services 16%

CRE Loan Maturity Profile / Total LHFI (%) as of June 30, 2024

CRE Loans Maturity Profile	<1 Year	1-2 Years	2-3 Years	3-5 Years	>5 Years	Total
Multifamily	0.4%	0.9%	0.8%	4.2%	37.5%	43.8%
CRE Owner-Occupied	0.4%	0.7%	0.7%	1.9%	13.1%	16.8%
CRE Non-Owner Occupied	1.0%	1.3%	1.4%	4.1%	10.2%	18.0%
Total	**1.9%**	**2.9%**	**2.9%**	**10.2%**	**60.8%**	**78.7%**

- **CRE maturities well-distributed into future periods**
- **Limited exposure to maturity over the next several years**

1. As of June 30, 2024 excludes the basis adjustment associated with the application of hedge accounting on certain loans
2. Commercial and business loans, distribution by North American Industry Classification (NAICS)

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved

13

14 © 2024 Pacific Premier Bancorp, Inc. | All rights reserved < 1 Year 74% 1-3 Years 25% 3-5 Years 1% CMO 16% Corp & Bank Notes 13% MBS 8% Muni Bonds 38% Treasurys 24% Other 1% SECURITIES PORTFOLIO Investment Securities as of June 30, 2024 Highly-rated securities portfolio • Investment securities totaled $3.1 billion, or 16.5% of total assets as of June 30, 2024 • All 2Q 2024 purchases of $443 million consisted of shorter term U.S. Treasurys with maturities mostly eighteen months or less with a weighted average yield of 5.08% • Yield on total investment securities were 3.43% on a spot basis at June 30, 2024(1) $3.1 Billion 1. For AFS and HTM securities, excludes FRB Stock and FHLB stock for spot yield. AFS Duration as of June 30, 2024 0.9 Years AFS Duration Securities Mix as June 30, 2024 AFS 44% HTM 56% 5.3 Years Total Duration

15 © 2024 Pacific Premier Bancorp, Inc. | All rights reserved 1.27% 1.50% 1.56% 1.59% 1.73% 5.08% 5.33% 5.33% 5.33% 5.33% Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Cost of Deposits Fed Funds Rate NET INTEREST MARGIN Net Interest Margin 2Q net interest margin impacted by smaller balance sheet and deposit mix shift Loan Yields & Cost of Funds Cost of Deposits Relative to Fed Funds Rate Factors Affecting Net Interest Margin Increase Decrease (1) 1. Period-end Fed Funds Rate at each respective quarter-end 3.33% 3.12% 3.28% 3.39% 3.26% Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Reported Net Interest Margin 5.27% 5.21% 5.29% 5.29% 5.30% 1.45% 1.67% 1.69% 1.73% 1.86% Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Reported Loan Yield Cost of Funds

Asset Quality & Credit Risk Management

LOAN PORTFOLIO & CECL

CECL model update

- Reserves reflect changes in asset quality offset by changes in loan balances and portfolio composition

Allowance for Credit Losses by Loan Type

(dollars in thousands)	June 30, 2024 ACL Balance	June 30, 2024 % of Segment
Investor loans secured by real estate		
CRE non-owner occupied	$ 29,738	1.32%
Multifamily	57,298	1.05%
Construction and land	10,804	2.38%
SBA secured by real estate[1]	2,142	6.44%
Business loans secured by real estate		
CRE owner-occupied	28,531	1.36%
Franchise real estate secured	6,794	2.47%
SBA secured by real estate[2]	4,134	8.88%
Commercial loans		
Commercial and industrial	32,257	2.07%
Franchise non-real estate secured	11,130	4.32%
SBA non-real estate secured	482	4.66%
Retail loans		
Single family residential	399	0.57%
Consumer loans	94	6.82%
ACL for Loans HFI	**$ 183,803**	**1.47%**

ACL for LHFI + Fair Value Mark

(dollars in thousands)	Balance	% of Total Loans Held for Investment
ACL for LHFI	$ 183,803	1.47%
Plus: Fair Value Mark on Acquired Loans[3]	38,602	0.31%
Total ACL & Fair Value Mark[3]	**$ 222,405**	**1.78%**

Combined Loss Absorption Capacity

ACL for LHFI Change Attributions ($ in millions)



$192.3
$4.5
($13.0)
$183.8
ACL for LHFI Balance Mar 31, 2024
Asset Quality, Economic Forecast & Other Updates
Loan Composition
ACL for LHFI Balance Jun 30, 2024
Increase
Decrease

1. SBA loans that are collateralized by hotel real property
2. SBA loans that are collateralized by real property other than hotel real property
3. Adds back the FV discount to the loans held for investment

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved

17

18 © 2024 Pacific Premier Bancorp, Inc. | All rights reserved ASSET QUALITY TRENDS Nonperforming Assets (% of Total Assets) Past Due Loans (% of LHFI) Classified Assets (% of Total Assets) Net Charge-offs (% of Average Loans) Sound asset quality metrics reflecting disciplined & proactive credit risk management Note: Dollars in millions $17.4 $25.9 $25.1 $64.1 $52.1 0.08% 0.13% 0.13% 0.34% 0.28% 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 Nonperforming Assets ($ in millions) NPAs / Total Assets $120.2 $149.7 $142.2 $204.9 $183.8 0.58% 0.74% 0.75% 1.09% 1.00% 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 Classified Assets ($ in millions) Classified Assets / Total Assets $3.7 $6.8 $3.9 $6.4 $10.3 0.03% 0.05% 0.03% 0.05% 0.08% 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 Net Charge-offs (Recoveries) ($ in millions) NCOs / Avg Loans $31.0 $10.9 $10.1 $12.2 $17.9 0.23% 0.08% 0.08% 0.09% 0.14% 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 Past Due Loans ($ in millions) PD Loans / Loans HFI

19 © 2024 Pacific Premier Bancorp, Inc. | All rights reserved 0.28% 3.84% Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 PPBI Peer Median PDNB Failed- Bank Acquisition 4/27/12 CREDIT RISK MANAGEMENT Credit quality has historically outperformed peers throughout varying cycles Nonperforming Assets to Total Assets Comparison CNB Failed- Bank Acquisition 2/11/11 Note: Peer group consists of Western region banks and thrifts with total assets between $5 billion and $77 billion as of March 31, 2024

20 © 2024 Pacific Premier Bancorp, Inc. | All rights reserved 627% 310% 349% 336% 376% 275% 356% 285% 385% 324% 0% 100% 200% 300% 400% 500% 600% 700% 800% Construction CRE NOO Multifamily CRE Concentration Ratio SCB Acquisition SDT & FAB Acquisitions Note: Prior to 2020, CRE Concentration Ratio defined as (Non-owner Occupied CRE + Construction + Multifamily) / Total Risk-based Capital; also includes RC-C Memo 3 loans (Loans to finance CRE not secured by real estate). CRE Concentration Ratio(1) Grandpoint Acquisition Experience in managing CRE loans through multiple cycles • 66% of loans included in CRE concentration at June 30, 2024 are multifamily loans with historically strong performance • CRE concentrations are well-managed across the organization and stress-tested semiannually Opus Acquisition LOW RISK CRE LOAN PORTFOLIO

Selected Loan Metrics Second Quarter 2024

22© 2024 Pacific Premier Bancorp, Inc. | All rights reserved • Disciplined underwriting focuses on true cash flow, using the lesser of actual or market rents and market vacancy, with no emphasis on projections or rent trending • 83% of loans are personally guaranteed by principals or by entities with significant net worth and liquidity • Portfolio is geographically diversified with a focus on markets that have strong historical performance • Loans to seasoned owners of multifamily properties with extensive operating experience • Limited non-recourse lending reflects seasoned stabilized properties with modest leverage and strong operating results • Core competency for PPB, an asset class which performed well for the bank during the Great Recession of 2008 Portfolio Fundamentals (1) DSCR is computed using the most recent NOI provided and annualized current payment amount By Geography (1) Portfolio Characteristics – MultifamilyBy # of Units (1) Based on location of primary real property collateral. All California information is for respective county INVESTOR REAL ESTATE SECURED: MULTIFAMILY 6/30/2024 Loan Balance Outstanding $5.5 billion Number of Loans 2,294 Average Loan Size $2.4 million Loan-to-Value (Weighted Avg) 58% DSCR (Weighted Avg) (1) 1.71x Seasoning (Weighted Avg) 46 months % of Total Loans 43.8% ACL Coverage Ratio 1.05% NPAs / Total Assets 0.00% Portfolio Delinquency 0.00%

INVESTOR REAL ESTATE SECURED: MULTIFAMILY

By Rate Reset Period[1]


>5 Years 9%
Within 1 Year
13%
4-5 Years 16%
1-2 Years 14%
3-4 Years 11%
2-3 Years 37%

(1) First reset after origination on $4.1 billion of adjustable multifamily loans as of June 30, 2024

By Class Type


NAP
3%
Class A
2%
Class B
13%
Class C
82%

* NAP = Not applicable, properties are primarily mobile home parks

By Rent Regulated/Control*


Non-Rent
Regulated 32%
State
Regulated 38%*
City Regulated
30%*

* Has rent control; Note counties based in CA are subject to State Rent Control Laws (AB 1482), City Regulated are subject to City and State Rent Regulations

Multifamily Loan Characteristics

- California allows for higher annual rent increases than other markets (i.e. NYC) -CPI+5%, not to exceed 10% in 12 months (California State-wide)
- No Vacancy Control within the State of California, therefore owners have the ability to reprice new vacancies to market rents
- Class C multifamily provides relatively affordable workforce housing alternatives near jobs, schools, neighborhood retail and public transportation
- Single-family home affordability remains an issue in most of the Bank's markets, with apartments presenting a more affordable alternative
- Limited new originations over the last 24 months, reflecting a seasoned multifamily portfolio that has benefited from multiple years of permitted rent increases

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved

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24© 2024 Pacific Premier Bancorp, Inc. | All rights reserved 6/30/2024 Loan Balance Outstanding (1) $2.2 billion Number of Loans 1,178 Average Loan Size $1.9 million Loan-to-Value (Weighted Avg) 49% DSCR (Weighted Avg) (2) 1.89x Seasoning (Weighted Avg) 63 months % of Total Loans 18.0% ACL Coverage Ratio 1.32% NPAs / Total Assets 0.11% Portfolio Delinquency 0.05% Portfolio Fundamentals • Disciplined underwriting standards emphasize actual cash flow coverage of debt service and strong collateral support • Majority of loans are personally guaranteed by principals or by entities with significant net worth and liquidity • Portfolio is well-diversified across geographies and property types • Seasoned owners and managers of income properties • Conservative underwriting uses the lesser of actual or market rents and market vacancy, not projections or proformas • Majority of loans are to borrowers who maintain a deposit relationship (1) Excludes SBA loans (2) DSCR is computed using the most recent NOI provided and annualized current payment amount By Geography (1) Portfolio Characteristics - CRE Non-Owner OccupiedBy Property Type (1) Based on location of primary real property collateral. All California information is for respective county INVESTOR REAL ESTATE SECURED: CRE NON-OWNER OCCUPIED

25© 2024 Pacific Premier Bancorp, Inc. | All rights reserved Retail Office Loan Balance Outstanding (1) $681.7 million $587.8 million Number of Loans 332 218 Average Loan Size $2.1 million $2.7 million Loan-to-Value (Weighted Avg) 48% 55% DSCR (Weighted Avg) (2) 1.66x 1.51x Seasoning (Weighted Avg) 62 months 58 months % of Total Loans 5.5% 4.7% ACL Coverage Ratio 0.88% 2.76% NPAs / Total Assets 0.01% 0.09% Portfolio Delinquency 0.15% 0.00% Portfolio Fundamentals • Disciplined underwriting uses the lesser of actual or market rents and market vacancy, while considering tenant profile, lease expirations, rollover risk and capital costs • Portfolios are well-diversified across geographies and property types Retail • PPB lends on seasoned Class B and C strip and neighborhood centers in well established higher density markets • No exposure to malls and minimal exposure to big-box retailers Office • Minimal exposure to Class A high-rise projects or to central business districts (1) Excludes SBA and Franchise loans (2) DSCR is computed using the most recent NOI provided and annualized current payment amount Office: By Geography (1) Portfolio Characteristics – Retail and Office CRE NOORetail: By Geography (1) (1) Based on location of primary real property collateral. All California information is for respective county INVESTOR REAL ESTATE SECURED: CRE NOO RETAIL AND OFFICE

26© 2024 Pacific Premier Bancorp, Inc. | All rights reserved CRE, non-SBA SBA Loan Balance Outstanding $278.8 million $33.2 million Number of Loans 74 57 Average Loan Size $3.8 million $583,000 Loan-to-Value (Weighted Avg) 50% 74% DSCR (Weighted Avg) (1) 2.67x 1.12x Seasoning (Weighted Avg) 72 months 71 months % of Total Loans 2.2% 0.3% 6/30/2024 Loan Balance Outstanding, Total $312.0 million ACL Coverage Ratio 1.45% NPAs / Total Assets 0.01% Portfolio Delinquency 0.16% Portfolio Fundamentals • No exposure to large conference center hotels, large resorts or casinos • Mix of flagged properties and boutique hotels without significant exposure to central business districts • Loans to seasoned hotel operators, generally with significant resources • Underwriting consistent with management’s conservative approach • SBA represents the retained, unguaranteed portion of approximately 25% of the total outstanding balance By Geography (1) Portfolio Characteristics – Hotel / MotelSBA vs. non-SBA (1) Based on location of primary real property collateral. All California information is for respective county. Note: SBA loans are unguaranteed portion and represent approximately 25% of principal balance for the respective borrower INVESTOR REAL ESTATE SECURED: CRE NOO SBA HOTEL / MOTEL (1) DSCR is computed using the most recent NOI provided and annualized current payment amount

27© 2024 Pacific Premier Bancorp, Inc. | All rights reserved Portfolio Fundamentals • Relationship borrowers who are core banking clients of PPB • Repayment based on operating cash flows of the business • Business loans secured by owner occupied commercial real estate, along with the business assets of the operating entity occupying the property • Properties located in job centers, with emphasis on metro markets and supporting suburbs, primarily in California and Western states • Disciplined underwriting based on actual business cash flows, not projections • Portfolio is well diversified by industry and geography (1) Excludes SBA and Franchise loans By Geography (2) Portfolio Characteristics – CRE Owner OccupiedBy Industry (1) (1) Distribution by North American Industry Classification System (NAICS) (2) Based on location of primary real property collateral. All California information is for respective county 6/30/2024 Loan Balance Outstanding (1) $2.1 billion Number of Loans 1,358 Average Loan Size $1.5 million Loan-to-Value (Weighted Avg) 51% Seasoning (Weighted Avg) 55 months % of Total Loans 16.8% ACL Coverage Ratio 1.36% NPAs / Total Assets 0.05% Portfolio Delinquency 0.40% INVESTOR REAL ESTATE SECURED: CRE OWNER OCCUPIED

28© 2024 Pacific Premier Bancorp, Inc. | All rights reserved Portfolio Fundamentals • Commercial & Industrial loans focused on small and middle market businesses • Portfolio is well diversified by industry and geography • Majority of borrowers have a deposit relationship • Repayment based on operating cash flows of the business • Disciplined underwriting based on actual results, not projections • Limited exposure to syndicated or leveraged loans (1) Excludes SBA and Franchise loans (2) Based on commitment By Geography (2) Portfolio Characteristics - Commercial and IndustrialBy Industry (1) (1) Distribution by North American Industry Classification System (NAICS) (2) Based on location of primary real property collateral if available, otherwise borrower address is used. All California information is for respective county 6/30/2024 Loan Balance Outstanding (1) $1.6 billion Number of Loans 4,000 Average Loan Size $389,000 Number of Relationships 2,888 Average Relationship Size (2) $1.0 million % of Total Loans 12.3% ACL Coverage Ratio 2.07% NPAs / Total Assets 0.11% Portfolio Delinquency 0.17% COMMERCIAL AND INDUSTRIAL

29© 2024 Pacific Premier Bancorp, Inc. | All rights reserved Portfolio Fundamentals • Majority of Franchise portfolio are Quick Service Restaurant (“QSR”) brands and fast food with national scale with the resources to innovate and command market share • Well diversified by brand, guarantors, geography and collateral type (CRE and C&I) • 100% of the QSR franchise concepts in our portfolio profile have drive-thru, takeout and/or delivery capabilities, with this component expected to remain higher than pre-pandemic levels and thus bring added strength to our portfolio • Borrowers have over 24 years of operating experience on average • Principals provide personal guarantees and all related loans are cross collateralized and cross defaulted • Highly disciplined approach, maintain well-defined market niche with minimal exceptions (1) Based on commitment (2) Fixed Charge Coverage Ratio includes certain fixed expenses in the denominator and is a more conservative measure than DSCR By Geography (2) Portfolio Characteristics - FranchiseBy Concept (1) (1) Other category includes 15 different concepts, none of which is more than 3% (2) Based on state of primary real property collateral if available, otherwise borrower address. Other category includes 27 different states, none of which is more than 4%. 6/30/2024 Loan Balance Outstanding $532.2 million % of Loans Secured by Real Estate Collateral 52% Number of Relationships 140 Average Relationship Size (1) $3.8 million Average Length of Relationship 69 months Number of Loans 538 Average Loan Size $989,000 FCCR (Weighted Avg) (2) 1.60 % of Total Loans 4.3% ACL Coverage Ratio 3.37% NPAs / Total Assets 0.01% Portfolio Delinquency 0.88% FRANCHISE LOANS

Strategy and Technology Overview

31 © 2024 Pacific Premier Bancorp, Inc. | All rights reserved PREMIER 360™ Total client transparency throughout the organization using proprietary Salesforce™ enabled platform ™ Client and Data Management Highly customized solution designed to enhance the client experience, maximize banking relationships, optimize business development and accelerate new client acquisition Workflow Management Automated workflows centered around the client, allowing Pacific Premier to be highly efficient and maximize resource capacity Call Center Management Using the combination of top tier call center technology and Premier 360™, provides employees the right tools to deliver best-in-class services Digital Marketing Management Marketing automation that sends electronic communications to prospective and existing clients on behalf of Pacific Premier ™

32 © 2024 Pacific Premier Bancorp, Inc. | All rights reserved CLIENT ACQUISITION - PREMIER 360™ New Client Acquisition Onboarding Clients Premier360™ Reporting  Premier360™ is the central database of all potential banking clients and referral sources  Each relationship manager owns a targeted number of prospects and referral sources which they call regularly  Marketing campaigns are customized, targeted and delivered digitally to prospective clients enabling better call penetration  All client onboarding starts and finishes through Premier360™ – universal client view as every business unit has visibility of each prospective and existing client  Each potential banking relationship is customized to the current and future banking needs of the client  Clients have a dedicated relationship manager that owns the relationship  All potential client and referral source calls and appointments are tracked with activity reports in Premier360™  All business units have access to onboarding pipeline to track progress to ensure client expectations are met  All existing client calls and appointments are tracked in Premier360™ to foster stronger relationships

PPBI Culture and ESG

34 © 2024 Pacific Premier Bancorp, Inc. | All rights reserved CULTURE AT PACIFIC PREMIER Our culture is defined by our Success Attributes and they are the foundation of our “one bank, one culture” approach Organizational Culture Integrity • Do the right thing, every time. • Conduct business with the highest ethical standards. • Take responsibility for your actions. Improve • Improvement is incremental. Small changes over time have a significant impact. • Mistakes happen. Learn from them and don’t repeat them. • Be responsible for your personal and professional development. Communicate • Over-communicate. • Provide timely and complete information to all stakeholders. • Collaborate to make better decisions. Achieve • Results matter. • Be open to achieving results in new ways. • A winning attitude is contagious. Urgency • Operate with a sense of urgency. • Be thoughtful, making decisions in a timely manner. • Act today, not tomorrow.

COMMITMENT TO ESG

We are focused on transparency and continuous improvement in ESG

Environmental
ISS QualityScore: **4**

Current initiatives aim to improve disclosures, evaluate climate risk, and reduce environmental impact

- Disclosed Scope 1 and Scope 2 greenhouse gas emissions for three consecutive years
- Established underwriting guidance for evaluating climate-related credit risks developed by the Bank's Climate Risk Working Group
- Diverted over 22,000 pounds of electronic waste away from landfills
- Continued phasing out purchases of single-use cups, plates, and utensils in offices

Social
ISS QualityScore: **3**

Commitment to our communities, customers and employees is at the core of our ESG strategy[1]

Equitable Access & Financial Inclusion

37% Charitable giving budget dedicated to financial education

1,336 Small business workshops conducted through partnerships

Community Support

10,800 Volunteer hours

415+ Organizations supported

Governance
ISS QualityScore: **2**

Our full Board is responsible for overseeing ESG and corporate social responsibility efforts throughout the organization

- Under the Board, efforts to control and mitigate ESG-related risks are being implemented consistent with the three-line of defense model
- **50%** of Board committees chaired by diverse Directors (gender or ethnic)
- **45%** of Independent Directors are women and/or of ethnic diversity

Commitment to Human Capital[2]

- Launched **Premier Pathways** program to promote career development and advancement
- Formed **Women in Leadership** group focused on mentoring high-performing future women leaders
- Surpassed average participation rates at 91% in 2023 **Premier Perspective** Gallup employee engagement survey



60%
WOMEN NEW HIRES
57%
WOMEN PROMOTIONS
44%
WOMEN APPLICATIONS
66%
RACIAL/ETHNIC MINORITY NEW HIRES
55%
RACIAL/ETHNIC MINORITY PROMOTIONS
64%
RACIAL/ETHNIC MINORITY APPLICATIONS

Commitment to Continuous Improvement

- Relaunched **FreshStart checking account** to meet the needs of unbanked and underbanked individuals
- Sourced and implemented ESG module in enterprise risk management platform, ensuring **ESG risk integration** across the company
- Awarded an **Outstanding** rating in our last two consecutive Community Reinvestment Act (CRA) exams
- Launched security campaigns to test the effectiveness of employee **cybersecurity training** and communication

1. Equitable Access & Financial Inclusion and Community Support data is for the 12-month period ended December 31, 2023
2. Workforce diversity figures disclosed are based on 2023 data

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved

35

BOARD REFRESHMENT & EVALUATION PROCESS

Commitment to regular refreshment to evolve our Board in line with our strategy

Process Overview

- Our Board is committed to annually reviewing the appropriate skills and characteristics required of directors
- The Board believes in and actively practices diversity and inclusion, with 50% of its independent directors demonstrating gender or ethnic diversity at 6/30/2024

Key Selection Criteria

- ✓ Integrity and independence
- ✓ Composition of the board should reflect sensitivity to the need for diversity with respect to gender, ethnic background and experience
- ✓ Substantial accomplishments, and prior or current association with institutions noted for their excellence
- ✓ Demonstrated leadership ability, with broad experience, diverse perspectives and the ability to exercise sound business judgment
- ✓ Banking/Financial Services expertise
- ✓ Public company oversight experience
- ✓ Significant experience in governance areas such as audit, corporate governance, enterprise risk, executive compensation practices, regulatory compliance, data security, technology, climate-related risk oversight and corporate social responsibility
- ✓ Special skills, expertise or background that add to and complement the Board's range of skills
- ✓ Career success that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make
- ✓ Availability and energy necessary to perform duties as a director

Our Process in Action

Four Independent Directors
Added Since 2020

2022
Rose McKinney-James
Managing Principal, Energy Works LLC and McKinney-James & Associates
Director, MGM Resorts International

Stephanie Hsieh
CEO of Waban Advisors, Inc.
and prior Executive Director, Biocom California

2021
George Pereira
Prior COO and CFO, Charles Schwab Investment Management Inc.

2020
Richard Thomas
Prior EVP / CFO, CVB Financial Corp.
Former Partner, Deloitte

Independent Director Tenure
As of 6/30/2024



0-4 Years 40%
10+ Years 10%
5-9 Years 50%
Average Tenure
6.1 Years

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved

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37 © 2024 Pacific Premier Bancorp, Inc. | All rights reserved PPBI INVESTMENT THESIS  Shareholder value is our key focus – building long-term value for our owners  Our culture differentiates us and drives fundamentals for all stakeholders  Diverse Board advising on strategy, overseeing risk and ESG, and supporting long-term value creation  Financial results remain solid – strong capital ratios and core earnings  Emphasis on risk management is a key strength of our organization  We have maintained a strong credit culture in both good times and bad  Highly experienced and respected bank acquirer – 11 successful acquisitions since 2011

Appendix: Information - Non-GAAP Reconciliation

39 © 2024 Pacific Premier Bancorp, Inc. | All rights reserved NON-U.S. GAAP FINANCIAL MEASURES 1. Adjusted by statutory tax rate For periods presented below, return on average assets excluding the FDIC special assessment is a non-GAAP financial measure derived from GAAP based amounts. We calculate this figure by excluding the FDIC special assessment and the related tax impact from net income. Management believes that the exclusion of such nonrecurring items from this financial measure provides useful information to gain an understanding of the operating results of our core business and a better comparison of financial performance. (Dollars in thousands) 2Q 2024 1Q 2024 2Q 2023 Net income 41,905$ 47,025$ 57,636$ Add: FDIC special assessment (161) 523 - Less: tax adjustment (1) (45) 148 - Adjusted net income for average assets 41,789$ 47,400$ 57,636$ Average assets 18,595,683$ 19,034,396$ 21,058,006$ Return on average assets (annualized) 0.90% 0.99% 1.09% Adjusted return on average assets (annualized) 0.90% 1.00% 1.09%

NON-U.S. GAAP FINANCIAL MEASURES

Tangible book value per share and tangible common equity to tangible assets (the “tangible common equity ratio”) are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per share, which we calculate by dividing common stockholders' equity by shares outstanding. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We believe that this information is consistent with the treatment by bank regulatory agencies, which excludes intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-U.S. GAAP financial measures are supplemental and are not a substitute for an analysis based on U.S. GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-U.S. GAAP measure of tangible common equity ratio to the U.S. GAAP measure of common equity ratio and tangible book value per share to the U.S. GAAP measure of book value per share are set forth below.

	As of December 31,												As of		
	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	June 30, 2023	Sept. 30, 2023	Dec. 31, 2023	March 31, 2024	June 30, 2024
Total stockholders' equity	$ 175,226	$ 199,592	$ 298,980	$ 459,740	$ 1,241,996	$ 1,969,697	$ 2,012,594	$ 2,746,649	$ 2,886,311	$ 2,798,389	$ 2,849,134	$ 2,855,534	$ 2,882,581	$ 2,902,801	$ 2,923,764
Less: intangible assets	24,056	28,564	58,002	111,941	536,343	909,282	891,634	984,076	970,883	956,900	950,674	947,619	944,597	941,761	938,998
Tangible common equity	**$ 151,170**	**$ 171,028**	**$ 240,978**	**$ 347,799**	**$ 705,653**	**$ 1,060,415**	**$ 1,120,960**	**$ 1,762,573**	**$ 1,915,428**	**$ 1,841,489**	**$ 1,898,460**	**$ 1,907,915**	**$ 1,937,984**	**$ 1,961,040**	**$ 1,984,766**
Total assets	$ 1,714,187	$ 2,037,731	$ 2,789,599	$ 4,036,311	$ 8,024,501	$ 11,487,387	$ 11,776,012	$ 19,736,544	$ 21,094,429	$ 21,688,017	$ 20,747,883	$ 20,275,720	$ 19,026,645	$ 18,813,181	$ 18,332,325
Less: Intangible assets	24,056	28,564	58,002	111,941	536,343	909,282	891,634	984,076	970,883	956,900	950,674	947,619	944,597	941,761	938,998
Tangible assets	**$ 1,690,131**	**$ 2,009,167**	**$ 2,731,597**	**$ 3,924,370**	**$ 7,488,158**	**$ 10,578,105**	**$ 10,884,378**	**$ 18,752,468**	**$ 20,123,546**	**$ 20,731,117**	**$ 19,797,209**	**$ 19,328,101**	**$ 18,082,048**	**$ 17,871,420**	**$ 17,393,327**
Tangible common equity ratio	**8.94%**	**8.51%**	**8.82%**	**8.86%**	**9.42%**	**10.02%**	**10.30%**	**9.40%**	**9.52%**	**8.88%**	**9.59%**	**9.87%**	**10.72%**	**10.97%**	**11.41%**
Basic shares outstanding	16,656,279	16,903,884	21,570,746	27,798,283	46,245,050	62,480,755	59,506,057	94,483,136	94,389,543	95,021,760	95,906,217	95,900,847	95,860,092	96,459,966	96,434,047
Book value per share	$ 10.52	$ 11.81	$ 13.86	$ 16.54	$ 26.86	$ 31.52	$ 33.82	$ 29.07	$ 30.58	$ 29.45	$ 29.71	$ 29.78	$ 30.07	$ 30.09	$ 30.32
Less: intangible book value per share	1.44	1.69	2.69	4.03	11.60	14.55	14.98	10.42	10.29	10.07	9.91	9.88	9.85	9.76	9.74
Tangible book value per share	**$ 9.08**	**$ 10.12**	**$ 11.17**	**$ 12.51**	**$ 15.26**	**$ 16.97**	**$ 18.84**	**$ 18.65**	**$ 20.29**	**$ 19.38**	**$ 19.79**	**$ 19.89**	**$ 20.22**	**$ 20.33**	**$ 20.58**

Note: All dollars in thousands, except per share data

© 2024 Pacific Premier Bancorp, Inc. | All rights reserved

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41 © 2024 Pacific Premier Bancorp, Inc. | All rights reserved NON-U.S. GAAP FINANCIAL MEASURES Note: All dollars in thousands For periods presented below, return on average tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate this figure by excluding amortization of intangible assets expense from net income and excluding the average intangible assets and average goodwill from the average stockholders' equity during the periods indicated. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business. The adjusted net income, adjusted return on average equity, and adjusted return on average tangible common equity further exclude the nonrecurring items to provide a better comparison to the financial results of prior periods. 1. Adjusted by statutory tax rate 2Q 2024 1Q 2024 2Q 2023 Net income 41,905$ 47,025$ 57,636$ Plus: amortization of intangible assets expense 2,763 2,836 3,055 Less: tax adjustment(1) 781 801 868 Net income for average tangible common equity 43,887$ 49,060$ 59,823$ Add: FDIC special assessment (161) 523 - Less: tax adjustment(1) (45) 148 - Adjusted net income for average tangible common equity 43,771$ 49,435$ 59,823$ Average stockholders' equity 2,908,015$ 2,895,949$ 2,843,361$ Less: average intangible assets 39,338 42,134 51,180 Less: average goodwill 901,312 901,312 901,312 Average tangible common equity 1,967,365$ 1,952,503$ 1,890,869$ Return on average equity (annualized) 5.76% 6.50% 8.11% Adjusted return on average equity (annualized) 5.75% 6.55% 8.11% Return on average tangible common equity (annualized) 8.92% 10.05% 12.66% Adjusted return on average tangible common equity (annualized) 8.90% 10.13% 12.66%

42 © 2024 Pacific Premier Bancorp, Inc. | All rights reserved NON-U.S. GAAP FINANCIAL MEASURES Note: All dollars in thousands Efficiency ratio is a non-GAAP financial measure derived from GAAP-based amounts. This figure represents the ratio of noninterest expense, less amortization of intangible assets and other real estate owned operations, where applicable, to the sum of net interest income before provision for credit losses and total noninterest income less (loss) gain from other real estate owned and gain from debt extinguishment. The adjusted efficiency ratio further excludes the FDIC special assessment to provide a better comparison to the financial results of prior periods. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business. Q2 2024 Q1 2024 Q2 2023 Total noninterest expense 97,567$ 102,633$ 100,644$ Less: amortization of intangible assets expense 2,763 2,836 3,055 Less: other real estate owned operations, net - 46 8 Noninterest expense, adjusted 94,804 99,751 97,581 Less: FDIC special assessment (161) 523 - Adjusted noninterest expense excluding FDIC special assessment 94,965$ 99,228$ 97,581$ Net interest income 136,394$ 145,127$ 160,092$ Plus: total noninterest income 18,222 25,774 20,539 Less: net gain (loss) from other real estate owned (28) - 106 Less: net gain (loss) from debt extinguishment - 5,067 - Revenue, adjusted 154,644$ 165,834$ 180,525$ Efficiency ratio 61.3% 60.2% 54.1% Adjusted efficiency ratio excluding FDIC special assessment 61.4% 59.8% 54.1%

43 © 2024 Pacific Premier Bancorp, Inc. | All rights reserved NON-U.S. GAAP FINANCIAL MEASURES Note: All dollars in thousands Pre-provision net revenue is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the pre-provision net revenue by excluding income tax and provision for credit losses from net income. The adjusted pre-provision net income further excludes the FDIC special assessment to provide a better comparison of financial performance. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business and a better comparison to the financial results of prior periods. Q2 2024 Q1 2024 Q2 2023 Interest income 208,054$ 213,431$ 225,388$ Interest expense 71,660 68,304 65,296 Net interest income 136,394 145,127 160,092 Noninterest income 18,222 25,774 20,539 Revenue 154,616 170,901 180,631 Noninterest expense 97,567 102,633 100,644 Pre-provision net revenue 57,049 68,268 79,987 Add: FDIC special assessment (161) 523 - Adjusted pre-provision net revenue 56,888$ 68,791$ 79,987$ Pre-provision net revenue (annualized) 228,196$ 273,072$ 319,948$ Adjusted pre-provision net revenue (annualized) 227,552$ 275,164$ 319,948$ Average assets 18,595,683$ 19,034,396$ 21,058,006$ PPNR / average assets 0.31% 0.36% 0.38% PPNR / average assets (annualized) 1.23% 1.43% 1.52% Adjusted PPNR / average assets 0.31% 0.36% 0.38% Adjusted PPNR / average assets (annualized) 1.22% 1.45% 1.52%

44 © 2024 Pacific Premier Bancorp, Inc. | All rights reserved NON-U.S. GAAP FINANCIAL MEASURES Cost of non-maturity deposits is a non-GAAP financial measure derived from GAAP-based amounts. Cost of non-maturity deposits is calculated as the ratio of non- maturity deposit interest expense to average non-maturity deposits. We calculate non-maturity deposit interest expense by excluding interest expense for all certificates of deposit from total deposit expense, and we calculate average non-maturity deposits by excluding all certificates of deposit from total deposits. Management believes cost of non-maturity deposits is a useful measure to assess the Company's deposit base, including its potential volatility. Note: All dollars in thousands Q2 2024 Q1 2024 Q2 2023 Total deposits interest expense 64,229$ 59,506$ 53,580$ Less: certificates of deposit interest expense 21,115 19,075 10,306 Less: brokered certificates of deposit interest expense 6,506 6,669 18,869 Non-maturity deposit expense 36,608$ 33,762$ 24,405$ Total average deposits 14,941,573$ 15,055,747$ 16,876,251$ Less: average certificates of deposit 1,830,516 1,727,728 1,286,160 Less: average brokered certificates of deposits 542,699 568,872 1,767,970 Average non-maturity deposits 12,568,358$ 12,759,147$ 13,822,121$ Cost of non-maturity deposits 1.17% 1.06% 0.71%